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                                                                    Exhibit 99.1


CONTACTS:

Jonathon E. Killmer                       Maureen McGarrigle
Hypercom Corporation                      Hypercom Corporation
Phone: 602.504.5224                       Phone: 602.504.4802
Email: jkillmer@hypercom.com              Email: mmcgarrigle@hypercom.com

FOR IMMEDIATE RELEASE

               HYPERCOM CORPORATION ANNOUNCES NEW LOAN COMMITMENT,
                       EXTENSION OF FORBEARANCE AGREEMENT

          Company to Report Quarterly and Year-End Results February 15

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PHOENIX - FEBRUARY 6, 2001 - Hypercom Corporation (NYSE: HYC) today announced that it has entered into:

         - A commitment letter with an asset-based lender to replace its principal credit facilities;

         - An engagement letter with an investment banking firm and is in discussions with various prospective investors to finance lease receivables generated by Golden Leasing operations, and;

         - An extension to its forbearance agreement with its current lending group through March 31, 2001, to enable the Company to put these new financing arrangements into place.

     Under the commitment letter, the Company would obtain a $40 million senior secured facility. The facility would have a term of three years, would be secured by substantially all the Company's assets, and would provide for interest at the prime rate plus 1 percent or LIBOR plus 2.75 percent.

     Under the forbearance agreement, the Company's existing bank group has agreed not to exercise any remedies under the Company's principal credit agreements through March 31, 2001, subject to the Company's compliance with ongoing conditions. In this regard, among other things, the forbearance agreement requires that the Company make pay downs of $3 million on each of February 21, March 7 and March 15. The Company made a pay down of $1.5 million concurrently with the extension to the forbearance agreement. The agreement also requires that the interest rate under the credit facility increase by 1/4 percent with each pay down, and that the Company pay over to the bank group 100 percent of all proceeds from any asset sales or certain other financings.

     The Company also has entered into an engagement letter with an investment banking firm under which the firm has agreed to assist the Company in securitizing the lease portfolio of Golden Leasing. The Company is in discussions with various investors to securitize the Company's existing portfolio, and such


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investors are in the process of performing due diligence on the receivables portfolio.

          "We want to assure our customers and shareholders that it is business as usual," said Christopher S. Alexander, Hypercom's president and CEO. "These moves enable us to continue to take advantage of the market position we have achieved with the screen-based terminal technology we delivered to the market in the past year. In addition, we want to reiterate that we will be reporting our fourth-quarter and year-end results on February 15 as we indicated previously."

ABOUT HYPERCOM CORPORATION

     Hypercom Corporation (NYSE: HYC) is a global provider of end-to-end electronic payment solutions, including card payment systems, peripherals, network products, software and e-commerce payment solutions that add value at the point-of-sale for consumers, merchants and acquirers.

     Headquartered in Phoenix, Arizona, Hypercom markets its products in more than 100 countries through a global network of affiliates and offices in Argentina, Australia, Brazil, Chile, China, Colombia, Germany, Hong Kong, Hungary, Japan, Mexico, Puerto Rico, Russia, Singapore, South Africa, Sweden, the United Kingdom and Venezuela. Hypercom's Internet address is www.hypercom.com.

     Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.

FORWARD-LOOKING STATEMENTS AND RISK DISCLOSURE

          This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Hypercom Corporation claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to, the anticipated terms of new credit arrangements and the Company's ability to continue to take advantage of the market position it has achieved with the screen-based terminal technology.

          Forward-looking statements speak only as of the date the statement was made. Hypercom does not undertake and specifically disclaims any obligation to update any forward-looking statements. Forward-looking statements involve risks, uncertainties and other factors, which may cause actual results, performance or achievements of Hypercom to be materially different from those expressed or implied by such forward-looking statements. In addition, Hypercom's business, results of operations and financial position generally are subject to various risks and uncertainties. Factors that could cause differences from forward-looking statements, and that may affect Hypercom's business, results of operations, and financial position generally, include uncertainties relating to:


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     -    The Company's need to comply with the forbearance agreement with its existing lenders and to complete new financing transactions.

     - The need for continued improvements in product quality, security and reliability, and manufacturing processes, especially for new products and product extensions; market acceptance of products and services; cannibalization of legacy products by new products; changes in products mix to lower margin products and services; increasing competition especially relative to market size and growth rates; general economic conditions; industry and technological changes; the composition, timing and size of orders from major customers; inventory obsolescence; and risks associated with international operations and currency fluctuations;

     - Risk factors and cautionary statements made in Hypercom's Transition Report on Form 10-K for the period ended December 31, 2000 and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

     - Other factors that Hypercom is currently unable to identify or quantify, but may arise or become known in the future.


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